UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2013

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

In connection with the anticipated sale by Del Monte Corporation (“Company” or “Del Monte”) of its consumer products business (“Business”) to Del Monte Pacific Limited (“DMPL”) pursuant to a purchase agreement dated October 9, 2013, DMPL filed a shareholder circular (“Circular”) on November 26, 2013 with the Singapore stock exchange (“SGX”) to begin the process to seek shareholder approval for the transaction as required by SGX rules. The Circular contains certain historical financial and other information for the Business, including financial information for periods based on the Company’s fiscal year as well as periods not based on Del Monte’s fiscal periods but matching DMPL’s calendar-basis reporting periods. Financial information in the Circular which is not based on Del Monte’s fiscal periods has not been reviewed or audited by the Company’s independent auditors. Further, financial information for periods other than Del Monte’s fiscal periods, as well as other non-financial information related to the Business, was provided to DMPL solely for purposes of the Circular, is not on the same basis as typically analyzed by Company management, and has not been analyzed or reviewed by Company management. Accordingly, as stated in the Circular, the Company made no representation or warranty about the information in the Circular and does not assume responsibility for the accuracy of the statements made or opinions expressed in the Circular (other than as related to financial information audited or reviewed by the Company’s independent auditors). The Company understands that the Circular is under review by the SGX and that once the review is complete the Circular will be publicly available on the SGX website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ Timothy S. Ernst
Name: Timothy S. Ernst
Title: Secretary

Date: November 27, 2013